Exhibit 22.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Securities and Exchange Commission Washington, D.C. 20549

We consent to the incorporation by reference in this Form S-8 Registration Statement of Empire Energy Corporation International of our report dated April 8, 2008 for the year ended December 31, 2007, and to all references to our Firm included in the Registration Statement.

M D Nicholaeff	UHY Haines Norton
Partner	Chartered Accountants

Dated 28 April 2008 Sydney, Australia